UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2023

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement

Indenture Supplement, Notes Issuance and amendment of Credit Agreement

On February 15, 2023, Full House Resorts, Inc. (the “Company”) entered into a note purchase agreement in connection with a private offering of $40.0 million aggregate principal amount of its 8.25% Senior Secured Notes due 2028 (the “Additional Notes”), which offering closed on February 21, 2023.  The Additional Notes were issued pursuant to an indenture, dated as of February 12, 2021 (as amended or supplemented through the date hereof, the “Indenture”) pursuant to which Full House issued $410 million of identical senior secured notes in February 2021 and February 2022 (the “Existing Notes” and, together with the Additional Notes, the “Notes”).  In connection with the issuance of the Additional Notes, the Company and the subsidiary guarantors party to the Indenture entered into a Fourth Supplemental Indenture with Wilmington Trust, National Association, as trustee, dated February 21, 2023.  The Additional Notes will not be fungible with the Existing Notes for U.S. federal income tax purposes, and will not trade fungibly with the Existing Notes over the facilities of the DTC or otherwise, but will be treated as a single series of senior secured debt securities with the Existing Notes and as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.  Proceeds from the offering, net of related expenses and discounts, were approximately $34 million.

The Notes bear interest at a rate of 8.25% per year and mature on February 15, 2028. Interest on the Notes is payable on February 15 and August 15 in arrears of each year.  The net proceeds from the sale of the Additional Notes are expected to be used: (i) to open The Temporary by American Place in Waukegan, Illinois (“The Temporary”), including the payment of related Illinois gaming license fees, which are expected to be paid in March 2023; and (ii) for general corporate purposes.  On February 17, 2023, the Company officially opened The Temporary to the public.

Also on February 21, 2023, the Company entered into a Second Amendment to Credit Agreement with Capital One, National Association, which, among other things, increased the amount of additional Indebtedness permitted under the Company’s Credit Agreement, dated as of March 31, 2021 (as amended through the date hereof, the “Credit Agreement”) from $25.0 million to $40.0 million.  In anticipation of the payment of gaming license fees necessary to open The Temporary – and prior to the completion of the Additional Notes offering – the Company borrowed $36.0 million under the Credit Agreement, which currently remains outstanding.  The Company currently has approximately $214 million of cash and equivalents on-hand, including approximately $110 million of restricted cash reserved for the completion of its Chamonix construction project in Cripple Creek, Colorado.

The Notes are guaranteed, jointly and severally (such guarantees, the “Guarantees”), by each of the Company’s restricted subsidiaries (collectively, the “Guarantors”).  The Notes and the Guarantees will be the Company’s and the Guarantor’s general senior secured obligations, subject to the terms of the Collateral Trust Agreement (as defined in the Indenture), ranking senior in right of payment to all of the Company’s and the Guarantor’s existing and future debt that is expressly subordinated in right of payment to the Notes and the Guarantees, if any, and ranking equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior debt.

The Notes, together with borrowings under the Credit Facility, are equally and ratably secured by a first priority security interest in, subject to certain exceptions and limitations and the terms of the Collateral Trust Agreement, the Company’s and the Guarantors’ furniture, equipment, inventory, accounts receivable, other personal property and real property.  Additionally, the Notes (but not the borrowings under the Credit Facility) will be secured by a first priority security interest in the securities accounts and the deposit accounts established pursuant to the Cash Collateral and Disbursement Agreement.

The foregoing descriptions of the Indenture, the Supplemental Indenture, the Notes, the Credit Agreement and the Second Amendment to Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture, the form of the Notes (included in the Indenture) and the Credit Agreement, which have been previously filed and are incorporated by reference herein, and the Fourth Supplemental Indenture and the Second Amendment to Credit Agreement filed as Exhibit 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The Notes were sold in a private placement exempt from the registration requirements of the Securities Act.  The Notes and related guarantees have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 to this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits
	No.	Description
	4.1	Fourth Supplemental Indenture, dated as of February 21, 2023, among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee
	4.2	Second Amendment to Credit Agreement, dated as of February 21, 2023, among the Company, the guarantors party thereto and Capital One, National Association
	104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: February 22, 2023	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer